CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-71792, 33-55117, 33-52871 and 333-33487) and in
the Prospectus constituting part of the Registration Statements on Form S-3 (Nos. 333-24449 and 333-62041) of Barrett Business Services, Inc. of our report dated February 9, 2000.





PRICEWATERHOUSECOOPERS LLP

Portland, Oregon
March 27, 2000